                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          COMMISSION FILE NO. 0-21534

                       CHILDREN'S BROADCASTING CORPORATION
  ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

  ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
     ---------------------------------------------------------------------------
/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                      CHILDREN'S BROADCASTING CORPORATION

                             724 FIRST STREET NORTH
                             MINNEAPOLIS, MN 55401
                                 (612) 338-3300

                                  May 26, 1997

Dear Shareholder:

    I am pleased to invite you to attend the Annual Meeting of Shareholders of Children's Broadcasting Corporation, to be held at the Lutheran Brotherhood, 625 Fourth Avenue South, Minneapolis, Minnesota, on July 16, 1997, at 3:30 p.m. Minneapolis time.

    At the Annual Meeting you will be asked to vote for the election of directors and to ratify the appointment by the Board of Directors of BDO Seidman, LLP as the Company's independent accountants for the fiscal year ending December 31, 1997. The accompanying material contains the Notice of Annual Meeting, the Proxy Statement which includes information about the matters to be acted upon at the Annual Meeting, and the related Proxy Card.

    I sincerely hope you will be able to attend the Company's Annual Meeting. Whether or not you are able to attend the Annual Meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

                                          Very truly yours,

                                          CHILDREN'S BROADCASTING CORPORATION

                                          /s/ Christopher T. Dahl
                                          --------------------------------------
                                          Christopher T. Dahl
                                          CHAIRMAN, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

                      CHILDREN'S BROADCASTING CORPORATION

                             724 FIRST STREET NORTH
                             MINNEAPOLIS, MN 55401
                                 (612) 338-3300

                            ------------------------

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 16, 1997

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Children's Broadcasting Corporation (the "Company") will be held at the Lutheran Brotherhood, 625 Fourth Avenue South, Minneapolis, Minnesota, on July 16, 1997, at 3:30 p.m. Minneapolis time, for the following purposes, as more fully described in the accompanying Proxy Statement:

    1. To elect five directors for the ensuing year and until their successors shall be elected and duly qualified;

    2. To ratify and approve the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997; and

    3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on May 19, 1997 are entitled to notice of and to vote at the meeting. Whether or not you expect to attend the meeting in person, please complete, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ LANCE W. RILEY
                                          --------------------------------------
                                          Lance W. Riley
                                          SECRETARY AND GENERAL COUNSEL

Minneapolis, Minnesota
May 26, 1997

                      CHILDREN'S BROADCASTING CORPORATION

                             724 FIRST STREET NORTH
                             MINNEAPOLIS, MN 55401
                                 (612) 338-3300

                            ------------------------

            PROXY STATEMENT FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 16, 1997
                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Children's Broadcasting Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held at the Lutheran Brotherhood, 625 Fourth Avenue South, Minneapolis, Minnesota, on July 16, 1997 at 3:30 p.m. Minneapolis time, and at any adjournment thereof.

    Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of the Company (hereinafter sometimes referred to as the "Board"). All shares of Common Stock represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed proxies on which no specification has been made will be voted FOR the election of the nominees for director named herein and FOR ratification and approval of the appointment of the independent public accountants for the fiscal year ending December 31, 1997. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by the proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

    When stock is held in the name of more than one person, each such person should sign the proxy. If the shareholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

    Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to Lance W. Riley, Children's Broadcasting Corporation, 724 First Street North, Minneapolis, Minnesota 55401, prior to the vote at the Annual Meeting, by written notice of revocation received by Lance W. Riley, prior to the vote at the Annual Meeting, or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

    The Board has fixed the close of business on May 19, 1997, as the Record Date for determining the holders of outstanding shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting. On April 15, 1997, there were 6,029,393 shares of Common Stock issued, outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record on the Record Date. The Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed to shareholders of the Company on or about May 26, 1997.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

    The following table contains certain information as of March 31, 1997, regarding the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director, nominee for director and executive officer of the Company and (iii) the directors and executive officers as a group, and as to the percentage of the outstanding shares held by them on such date. Any shares which are subject to an option or a warrant exercisable within 60 days are reflected in the following table and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the option or warrant holder but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. The business address of Messrs. Dahl, Gilbertson, Riley, Landis, Paradis, Smith, Manrique and Ms. McMahon is 724 First Street North, Minneapolis, Minnesota 55401.

                                                               NUMBER OF
                                                               SHARES OF     PERCENT
NAME AND ADDRESS                                              COMMON STOCK   OF CLASS
------------------------------------------------------------  ------------   --------
Heartland Advisors, Inc. ...................................   1,104,600(1)    18.3%
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202

Perkins Capital Management, Inc. ...........................     689,290(2)    11.3%
  730 East Lake Street
  Wayzata, Minnesota 55391

Christopher T. Dahl.........................................     554,502(3)     9.1%

Richard W. Perkins .........................................     487,709(4)     7.7%
  730 East Lake Street
  Wayzata, Minnesota 55391

Russell Cowles II ..........................................     283,139(5)     4.7%
  c/o Sherburne and Coughlin, Ltd.
  708 South 3rd Street, Suite 510
  Minneapolis, Minnesota 55415

John Cowles Family Trust ...................................     214,042(6)     3.5%
  Sherburne and Coughlin, Ltd.
  708 South 3rd Street, Suite 510
  Minneapolis, Minnesota 55415

Rodney P. Burwell ..........................................      72,500(7)     1.2%
  7901 Xerxes Avenue South, Suite 201
  Minneapolis, Minnesota 55431

James G. Gilbertson.........................................      56,917(8)    *

Gary W. Landis..............................................      31,249(9)    *

Lance W. Riley..............................................      32,083(9)    *

Mark A. Cohn ...............................................      27,500(10)   *
  7101 Winnetka Avenue North
  Minneapolis, Minnesota 55428

Barbara A. McMahon..........................................      25,000(9)    *

Melvin E. Paradis...........................................      37,915(11)   *

Rick E. Smith...............................................      17,375(9)    *

                                                               NUMBER OF
                                                               SHARES OF     PERCENT
NAME AND ADDRESS                                              COMMON STOCK   OF CLASS
------------------------------------------------------------  ------------   --------
Denny J. Manrique...........................................      15,388(9)    *

All Directors and Executive Officers as a Group (12
  persons)..................................................   1,641,277(12)   24.2%

------------------------

 *  Less than 1%

 (1) As set forth in Schedule 13G filed with the Securities and Exchange Commission (the "Commission") on February 10, 1997, includes 966,600 shares over which Heartland Advisors, Inc. claims sole voting power, and 1,104,600 shares over which sole dispositive power is claimed.

 (2) Based upon statements filed with the Commission, Perkins Capital Management, Inc. ("PCM") is a registered investment adviser of which Mr. Richard W. Perkins, a director of the Company, is President, Chief Executive Officer, a director and the controlling shareholder. As set forth in Schedule 13G filed with the Commission on February 14, 1997, PCM has the sole right to sell such shares and has sole voting power over 83,536 of such shares. Mr. Perkins and PCM disclaim any beneficial interest in such shares. Excludes shares beneficially owned by Mr. Perkins.

 (3) Includes (i) 410,486 shares owned directly and (ii) 144,016 shares purchasable upon exercise of options and warrants.

 (4) Includes (i) 189,690 shares owned directly by Mr. Perkins, (ii) 6,769 shares beneficially owned by Mr. Perkins through Perkins Capital Management, Inc. Profit Sharing Plan and Trust and Perkins Foundation,
     (iii) 285,625 shares purchasable upon exercise of options and warrants by Mr. Perkins and (iv) 5,625 shares purchasable upon exercise of warrants by Perkins Capital Management, Inc. Profit Sharing Plan and Trust and Perkins Foundation. Mr. Perkin's beneficial ownership excludes shares held for the accounts of clients of PCM.

 (5) Includes (i) 56,597 shares owned directly and (ii) 12,500 shares purchasable upon exercise of warrants. Mr. Cowles beneficially owns (i) 189,042 shares owned by the John Cowles Family Trust and (ii) 25,000 shares purchasable by the John Cowles Family Trust upon exercise of warrants. The shares owned by the John Cowles Family Trust are non-voting shares.

 (6) The shares owned by the John Cowles Family Trust are non-voting shares.

 (7) Includes (i) 25,000 shares owned directly by Mr. Burwell and (ii) 47,500 shares purchasable upon exercise of options and warrants.

 (8) Includes (i) 4,500 shares owned directly by Mr. Gilbertson and (ii) 52,417 shares purchasable upon exercise of options.

 (9) Includes options for the purchase of 32,083 shares, 31,249 shares, 17,375 shares, 15,388 shares, and 25,000 shares for Messrs. Riley, Landis, Smith, Manrique and Ms. McMahon, respectively.

(10) Includes (i) 12,500 shares owned directly by Mr. Cohn and (ii) 15,000 shares purchasable upon exercise of options and warrants.

(11) Includes (i) 2,500 shares owned directly and (ii) 35,415 shares purchasable upon exercise of warrants.

(12) Includes (i) 897,084 shares and owned directly by all officers, directors and director nominees and (ii) 744,193 shares purchasable upon exercise of options and warrants.

                           1.  ELECTION OF DIRECTORS

    Five persons have been nominated for election as directors at the Annual Meeting, four of whom currently serve as directors of the Company. Directors of the Company are elected annually to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. There are no family relationships between any director or officer.

    The Board of Directors unanimously recommends a vote for each of the nominees. It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed in the table below, except for those proxies which withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees named below. In the event that any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the management may recommend in the place of such nominee. The management has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

    The following information has been furnished to the Company by the respective nominees for the Board of Directors.

                                                                          PRINCIPAL                        DIRECTOR
NAME                                           AGE                        OCCUPATION                        SINCE
---------------------------------------------  ---   ----------------------------------------------------  --------
Christopher T. Dahl                            53    Chairman of the Board, President and Chief Executive    1990
                                                       Officer of the Company

Richard W. Perkins                             66    President, Chief Executive Officer and Director of      1990
                                                       Perkins Capital Management, Inc.

Rodney P. Burwell                              58    Chairman of Xerxes Corporation                          1992

Mark A. Cohn                                   40    Chairman and Chief Executive Officer of Damark          1994
                                                       International, Inc.

Russell Cowles II                              60    Trustee of the Cowles Family Voting Trust               1994*

------------------------

* The election of Mr. Cowles as a director, as more fully described below, remains contingent upon either obtaining a waiver from the Federal Communications Commission ("FCC") of the application of its cross-ownership rules or the amendment of such rules to remove existing restrictions.

BUSINESS EXPERIENCE

    CHRISTOPHER T. DAHL has been President and a director of the Company since its inception in February 1990. Mr. Dahl is Chairman and Chief Executive Officer of Community Airwaves Corporation ("CAC"), a company that owns and operates radio stations in the Midwest and Hawaii. Prior to founding CAC in 1986, Mr. Dahl managed his private investments. From 1969 to 1979, he was the founder and President of a group of companies involved in photofinishing, retail photo sales, home sewing notions, toy distribution and retail craft stores. He was employed by Campbell-Mithun and Knox Reeves Advertising from 1965 through 1969.

    RICHARD W. PERKINS has been a director of the Company since its inception. For more than five years, Mr. Perkins has been President and Chief Executive Officer of PCM, a registered investment advisor. Mr. Perkins is also a director of CAC as well as the following publicly held companies: Bio-Vascular, Inc., a medical products manufacturer; CNS, Inc., a consumer products manufacturer; LifeCore Biomedical, Inc., a medical device manufacturer; Nortech Systems, Inc., an electronic sub-systems manufacturer; Eagle Pacific Industries, Inc., a manufacturer of plastic pipe; and Quantech LTD., a developer of immunological tests.

    RODNEY P. BURWELL has been a director of the Company since June 1992. Since 1979, Mr. Burwell has served as Chairman of Xerxes Corporation, a manufacturer of fiberglass tanks. Mr. Burwell also owns and operates hotels in Wisconsin and Colorado. Mr. Burwell is also a director of the Vaughn Company.

    MARK A. COHN joined the Company's Board of Directors in July 1994. Mr. Cohn is a co-founder of and has served as Chief Executive Officer of Damark International, Inc., a direct marketer of brand name and general merchandise products, since Damark's inception in 1986. From 1981 to 1984, Mr. Cohn held various marketing and operations positions, including Director of Marketing Operations, with C.O.M.B., Co., a retailer of discount, discontinued and close-out merchandise through stores and direct mail catalogs.

    RUSSELL COWLES II was elected in 1994 as a director of the Company subject to either the obtaining of a waiver from the FCC of the application of its cross-ownership rules or the amendment of such rules to remove existing restrictions. Mr. Cowles has thus not yet assumed his role as a director. Mr. Cowles has served as a Trustee of the Cowles Family Voting Trust since 1984. The Voting Trust holds a majority share of the voting stock of Cowles Media Corporation, a newspaper, magazine and book publisher and information service provider. Mr. Cowles was previously employed in the production, distribution, financial and planning departments of the Minneapolis STAR TRIBUNE and worked in the engineering and production departments of radio and television broadcasting stations. Mr. Cowles is also a director of CAC.

    The Company and Mr. Cowles have agreed that Mr. Cowles, if elected, will not assume his duties as a director until the Company receives a favorable ruling from the FCC waiving its cross-ownership rules between the Company and Cowles Media Corporation. The waiver is necessary because Cowles Media Corporation's ownership of newspaper media is attributed to Mr. Cowles under the FCC's attribution rules, and will be attributed to the Company as well through Mr. Cowles as a director. The FCC's cross ownership rules would, without the waiver, prevent the Company from having interests in two different forms of media (radio and newspaper) and would thus prevent Mr. Cowles from serving as a director. The Company anticipates that the FCC will grant the waiver.

THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors held nine meetings during the fiscal year ended December 31, 1996. Each of the incumbent directors attended at least 75% of the meetings of the Board held while he was a member during the last fiscal year. The Compensation Committee of the Board of Directors, consisting of Messrs. Perkins and Burwell, met twice during the last fiscal year. The Audit Committee of the Board of Directors, consisting of Messrs. Dahl and Perkins, met twice during the last fiscal year. The Pricing Committee of the Board of Directors, consisting of Messrs. Dahl and Perkins, met once during the last fiscal year. The Related Party Transaction Committee of the Board of Directors, consisting of Messrs. Burwell and Cohn, met once during the last fiscal year. The Company has not formalized an Executive Committee.

DIRECTORS' COMPENSATION

    The Company has not paid any cash compensation to a director in his capacity as a director but may pay directors' fees in the future. Certain non-qualified stock options have been granted to directors, and the Company's 1994 Director Stock Option Plan provides stock options to its outside directors.

                             EXECUTIVE COMPENSATION

    The following table sets forth the aggregate cash compensation paid to or accrued by each of the Company's executive officers receiving in excess of $100,000, and for all executive officers as a group, for services rendered to the Company during the fiscal years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                                --------------------------------
                                                                                      AWARDS           PAYOUTS
                                                                                -------------------  -----------
                                                         ANNUAL COMPENSATION        SECURITIES          LTIP
                                                        ----------------------  UNDERLYING OPTIONS     PAYOUTS
NAME AND PRINCIPAL POSITION                    YEAR     SALARY($)   BONUS($)            (#)              ($)
-------------------------------------------  ---------  ---------  -----------  -------------------  -----------
Christopher T. Dahl .......................       1996    210,000      56,500          150,000(1)(2)         --
  President                                       1995    210,000      12,500           41,250(3)            --
                                                  1994    177,500          --           50,000(4)            --

James G. Gilbertson .......................       1996    123,500      55,875          100,000(2)(5)         --
  Executive Vice President                        1995     97,500      17,500           25,000(6)(7)         --
                                                  1994     73,125          --           37,500(8)            --

Gary W. Landis ............................       1996    125,000      12,500           75,000(2)(9)         --
  Executive Vice President of Programming         1995    125,000          --           45,000(10)           --
                                                  1994     90,417          --           12,504(11)           --

Lance W. Riley ............................       1996    110,833      42,500           75,000(2)(9)         --
  General Counsel and Secretary                   1995     95,000      15,000           40,000(12)           --
                                                  1994     73,150          --           25,000(13)           --

Denny J. Manrique .........................       1996    117,023       1,000           43,000(14)           --
  Executive Vice President of Sales               1995    101,082          --               --               --
  Development                                     1994         --          --               --               --

------------------------

 (1) Option grant of 50,000 shares at $5.88 per share and 75,000 shares at $3.50 per share pursuant to the Company's 1994 Stock Option Plan.

 (2) Non-qualified grant of options for 25,000 shares at $5.88 per share.

 (3) Non-qualified grant of options for 41,250 shares at $7.70 per share.

 (4) Option grant of 50,000 shares at $7.70 per share pursuant to the Company's 1994 Stock Option Plan.

 (5) Option grant of 25,000 shares at $5.88 per share and 50,000 shares at $3.50 per share pursuant to the Company's 1994 Stock Option Plan.

 (6) Option grant of 12,500 shares at $7.26 per share pursuant to the Company's 1991 Stock Option Plan.

 (7) Option grant of 12,500 shares at $7.26 per share pursuant to the Company's 1994 Stock Option Plan.

 (8) Option grant of 37,500 shares at $8.00 per share pursuant to the Company's 1994 Stock Option Plan.

 (9) Option grant of 25,000 shares at $5.88 per share and 25,000 shares at $3.50 per share pursuant to the Company's 1994 Stock Option Plan.

(10) Option to purchase 17,500 shares at $7.26 per share pursuant to the Company's 1994 Stock Option Plan and non-qualified grants of options for 27,500 shares at $9.50 per share.

(11) Option grant of 12,504 shares at $8.00 per share pursuant to the Company's 1994 Stock Option Plan.

(12) Option grant of 25,000 shares at $7.25 per share pursuant to the Company's 1991 Stock Option Plan and non-qualified options of 15,000 shares at $9.50 per share.

(13) Option grant of 25,000 shares at $8.00 per share pursuant to the Company's 1994 Stock Option Plan.

(14) Option grant of 25,000 shares at $8.38 per share and 18,000 shares at $3.50 per share pursuant to the Company's 1994 Stock Option Plan.

    The following table sets forth the number of securities underlying options granted in fiscal year 1996, the percent the grant represents of the total options granted to employees during such fiscal year, the per-share exercise price of the options granted, and the expiration date of the options for the executive officers named above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                NUMBER OF          PERCENT OF TOTAL
                                               SECURITIES         OPTIONS GRANTED TO
                                           UNDERLYING OPTIONS     EMPLOYEES IN FISCAL    EXERCISE PRICE
NAME                                           GRANTED(#)                YEAR               ($/SHARE)     EXPIRATION DATE
-----------------------------------------  -------------------  -----------------------  ---------------  ---------------
Christopher T. Dahl......................          75,000                    9.2%           $    5.87          07-09-01
                                                   75,000                    9.2%           $    3.50          12-10-01

James G. Gilbertson......................          50,000                    6.1%           $    5.87          07-09-01
                                                   50,000                    6.1%           $    3.50          12-10-01

Gary W. Landis...........................          50,000                    6.1%           $    5.87          07-09-01
                                                   25,000                    3.1%           $    3.50          12-10-01

Lance W. Riley...........................          50,000                    6.1%           $    5.87          07-09-01
                                                   25,000                    3.1%           $    3.50          12-10-01

Denny J. Manrique........................          18,000                    2.2%           $    3.50          12-10-01
                                                   25,000                    3.1%           $    8.23          04-22-01

    The following table sets forth the number and value of unexercised in-the-money options at December 31, 1996, for the executive officers named above. There were no options exercised in fiscal year 1996 by the named individuals.

                         FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                    UNDERLYING             IN-THE-MONEY OPTIONS
                                                           UNEXERCISED OPTIONS AT FY-END       AT FY-END ($)
NAME                                                       (#) EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
---------------------------------------------------------  -----------------------------  -----------------------
Christopher T. Dahl......................................          119,016/185,000              126,875/240,625
James G. Gilbertson......................................           52,417/120,833               36,084/160,415
Gary W. Landis...........................................           31,249/108,751                 7,291/80,210
Lance W. Riley...........................................           32,083/107,917                 7,291/80,210
Denny J. Manrique........................................            15,988/27,812                 5,250/57,750

                       2.  RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed BDO Seidman, LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997. A proposal to ratify the appointment of BDO Seidman, LLP will be presented to the shareholders at the Annual Meeting. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

    On June 27, 1996, the Board of Directors engaged BDO Seidman, LLP as the Company's new independent accountant for the fiscal year ending December 31, 1996. During the years ended December 31, 1994 and 1995, and through June 27, 1996, the Company did not consult with BDO Seidman, LLP on items which (1) involved the application of accounting principles to a specified transaction, either completed or proposed, or involved the type of audit opinion that might be rendered on the Company's financial statements, or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as defined in Regulation S-K Item 304(a)(2)).

    On June 27, 1996, the Company dismissed Ernst & Young LLP as its independent accountant. Except for an explanatory paragraph with respect to substantial doubt about the Company's ability to continue as a going concern and management's plans described in Note 2 to the Company's consolidated financial statements as of and for the years ended December 31, 1994 and 1995, the reports of Ernst & Young LLP on the financial statements for the years ended December 31, 1994 and 1995, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company's Audit Committee and Board of Directors participated in and approved the decision to change independent accountants. In connection with its audits for the years ended December 31, 1994 and 1995, and through June 27, 1996, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the years ended December 31, 1994 and 1995, and through June 27, 1996, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

    THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASES

    The studios and tower site of WWTC-AM and KYCR-AM are located in St. Louis Park, Minnesota. The studio facility consists of approximately 12,000 square feet. The tower site includes four 200-foot towers, a transmitter building and a storage garage on approximately 16 acres. The tower site is leased from Mr. Dahl at a total annual rent of approximately $114,000, and the studio site is leased from a partnership consisting of Messrs. Dahl and Perkins at an annual rent of approximately $132,000.

    In January 1996, the Company entered into a five-year lease with 724 Associates, a partnership consisting of Messrs. Dahl, Perkins and Stephen L. Wallack, a shareholder of the Company, for 3,000 square feet of office space at 724 First Street North, Minneapolis, Minnesota. These facilities are leased at annual rental of $54,000 and house the Company's executive offices. The executive offices are adjacent to the offices of CAC and Radio Management Corporation ("RMC"). CAC is owned and controlled by Messrs. Dahl, Perkins and Cowles, either directly or through trusts. RMC is owned by Messrs. Dahl,

Perkins and Cowles. Mr. Cowles is a beneficiary and trustee of the John Cowles Family Trust, and such Trust is a principal shareholder of the Company. Under the terms of each of the leases, the Company is obligated to pay its proportionate share of repairs and maintenance. These arrangements were approved by the Related Party Transaction Committee of the Company's Board of Directors, which is comprised of disinterested directors, and the Company believes such arrangements were on terms at least as favorable as could have been obtained from unaffiliated third parties.

MANAGEMENT SERVICES FROM AN AFFILIATE

    Since July 1993, the Company has received administrative, legal and accounting services from RMC. RMC is a company owned by the Company's President, another director and a shareholder. RMC provides corporate, legal, accounting and financial services to the Company and CAC. CAC is a separate private company also owned by the individuals listed above. The Company pays a set monthly fee of $75,000 for the services listed above. All outside services directly attributable to the Company are billed directly to the Company. The Company paid RMC an aggregate of $600,000 for such services during the fiscal year ended December 31, 1995 and an aggregate of $750,000 for such services during the fiscal year ended December 31, 1996. The salaries of two officers of the Company, Lance W. Riley and James G. Gilbertson, are paid by RMC. These arrangements were approved by the Related Party Transaction Committee of the Company and Board of Directors, which is comprised of disinterested directors, and the Company believes such arrangements were on terms at least as favorable as could have been obtained from unaffiliated third parties.

LOANS AND FINANCING TRANSACTIONS

    Between April 1994 and November 1995, the Company borrowed from Messrs. Dahl, Perkins, Cowles and Cohn in the form of bridge financings. The Company borrowed $100,000 from Mr. Dahl at an interest rate of 10% per annum. The Company subsequently repaid the loan balance in full. The Company also borrowed a total of $1,950,000 from Mr. Perkins, at annual interest rates ranging from 8% to 10%. In connection with these borrowings, warrants were granted to Mr. Perkins to purchase 171,875 shares of Common Stock at prices ranging from $8.00 to $10.00 per share. Mr. Cowles participated in the bridge financings as well by lending to the Company a total of $200,000 at an annual interest rate of 10%. Mr. Cowles also received warrants from the Company to purchase 27,500 shares of Common Stock at $8.00 per share. Finally, the Company borrowed $100,000 from Mr. Cohn at an annual rate of 10%. Mr. Cohn received warrants from the Company to purchase 15,000 shares of Common Stock at $8.00 per share.

    The Company completed the conversion of an aggregate of $2,875,000 of outstanding bridge financing Promissory Notes into Common Stock of the Company effective September 30, 1995. $2,400,000 of the $2,875,000 of Promissory Notes converted was from the Company's 1994 bridge financings. Holders of the Promissory Notes from the Company's 1994 bridge financings agreed to surrender the Notes in satisfaction of the exercise price of warrants which were issued as part of such bridge financings. Most of the Note holders who chose to convert also chose to convert interest accrued through September 30, 1995 at the same $8.00 per share conversion price applicable to the exercised warrants. In addition to receiving shares of Common Stock pursuant to the exercised warrants, and as an incentive to convert their indebtedness into equity, the holders of the surrendered 1994 bridge Promissory Notes also received new warrants to purchase 1,250 shares of Common Stock for each $25,000 of debt converted, which new warrants are exercisable for five years at $10.00 per share. The remaining $525,000 of indebtedness converted was from the Company's previous 1995 bridge financing. Messrs. Perkins, Cohn and Cowles participated in the conversion with respect to $300,000, $100,000 and $200,000, respectively. As a result of such conversions, they received shares of Common Stock and additional warrants for the purchase of 15,000, 5,000 and 10,000 shares, respectively.

POTENTIAL CONFLICT OF INTEREST WITH COMMUNITY AIRWAVES CORPORATION

    CAC may acquire additional radio stations in the future. Under current FCC regulations, radio stations owned by CAC are attributed to the Company and radio stations owned by the Company are attributed to CAC for the purpose of determining whether a station may be acquired in a particular market under the FCC's duopoly rules. The Company does not believe that any such purchases will conflict with its present acquisition strategy, which is to have affiliates or acquire properties in the top 100 U.S. metropolitan markets. CAC has advised the Company that its strategy is to acquire and operate stations in smaller markets. An acquisition by CAC in any market would, however, be attributed to the Company and could further limit the stations which the Company can acquire under existing FCC regulations. The Company is a party to an Attribution Agreement with CAC under which the Company is required to obtain the consent of CAC for the acquisition of any FM radio station or any AM radio station located outside the top 125 U.S. markets.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission. Such officers, directors and shareholders are required by the Commission to furnish the Company with copies of all such reports.

    To the Company's knowledge, based solely on a review of copies of reports filed with the Commission during 1996, all applicable Section 16(a) filing requirements were complied with, except that one report on Form 3 setting forth the event of Barbara A. McMahon becoming an executive officer was not filed on a timely basis.

MANAGEMENT OF THE COMPANY

    The following table provides information with respect to the Company's executive officers. Each executive officer has been appointed to serve until his successor is duly appointed by the Board of Directors or his earlier removal or resignation from office.

NAME                                      AGE                              POSITION
----------------------------------------  ---   --------------------------------------------------------------
Christopher T. Dahl                       53    Chairman of the Board, President and Chief Executive Officer

James G. Gilbertson                       35    Chief Operating Officer, Chief Financial Officer and Treasurer

Lance W. Riley                            46    Secretary and General Counsel

Gary W. Landis                            43    Executive Vice President of Programming

Melvin E. Paradis                         58    Executive Vice President of Operations

Barbara A. McMahon                        41    Executive Vice President of Affiliate Relations

Rick E. Smith                             35    Executive Vice President of National Sales

Denny J. Manrique                         47    Executive Vice President of Sales Development

    CHRISTOPHER T. DAHL--See "Election of Directors."

    JAMES G. GILBERTSON has served as the Company's Chief Operating Officer since April 1996, and its Chief Financial Officer since July 1992 and became an Executive Vice President in March 1994. From June 1988 to July 1992, he was the Chief Financial Officer of Parker Communications, which operated a group of radio stations. From 1985 to June 1988, he was Controller of the radio division of Palmer Communications located in Des Moines, Iowa. Prior to joining Palmer Communications, Mr. Gilbertson was a practicing certified public accountant with the firm of Ernst & Young LLP.

    LANCE W. RILEY became the General Counsel and Secretary of the Company in March 1994. Mr. Riley has been practicing law since 1977. His primary area of practice is radio broadcasting and he held the position of Chairman of the Communications Law Section of the Minnesota Bar Association from 1990 to 1994. Prior to joining the Company, Mr. Riley was a partner in the firm of Courey, Albers, Gilbert and Riley, P.A.

    GARY W. LANDIS served as the Company's Executive Vice President of Programming since December 1992 and became an Executive Vice President in July 1994. From 1985 to 1992, Mr. Landis served as Vice President of Programming for Westwood One, the second largest radio network company in the U.S. Between 1982 and 1985, Mr. Landis served as Director of Programming for RKO Radio Networks.

    MELVIN E. PARADIS became the Company's Executive Vice President of Operations in January 1996. He has been the President of CAC since 1992 and the Chief Operating Officer of that company since 1987. Mr. Paradis has also owned and managed other radio stations for several years.

    BARBARA A. MCMAHON joined the Company in June 1993 to oversee the growth of the network through affiliates and was promoted to Executive Vice President of Affiliate Relations in June 1996. During the years 1980 through 1989, Ms. McMahon served as Director for NBC Radio Networks, Mutual Broadcasting and RKO Radio Networks.

    RICK E. SMITH became the Company's Executive Vice President of National Sales in October 1996. From September 1994 to April 1995 he served as Affiliate Relations Manager and then assumed the position of Marketing Manager. Mr. Smith served as Vice President of Sales and Marketing for Uncle B's Bakery, a national food manufacturer, from 1989 to 1994.

    DENNY J. MANRIQUE served as Vice President of Children's Radio Network from 1989 until it was acquired by the Company in 1990. From 1990 through 1994, Mr. Manrique operated an independent marketing firm which provided sales representation services to the Company. Mr. Manrique was employed as Vice President of Sales in January 1995 and was promoted to Executive Vice President of Sales Development in October 1996.

                                 OTHER MATTERS

    The management of the Company is unaware of any other matters that are to be presented for action at the Annual Meeting. Should any other matter properly come before the Annual Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

    In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred by them in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

                             SHAREHOLDER PROPOSALS

    Proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company by January 27, 1998 to be considered for inclusion in the Company's proxy materials relating to that meeting. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

                         ANNUAL REPORT TO SHAREHOLDERS

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996, accompanies this Notice of Annual Meeting, Proxy Statement and related Proxy Card. No part of the Annual Report to Shareholders is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                  FORM 10-KSB

    THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB, UPON THE PAYMENT, IN ADVANCE, OF FEES BASED ON THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO LANCE W. RILEY, SECRETARY AND GENERAL COUNSEL, AT THE COMPANY'S PRINCIPAL ADDRESS.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ CHRISTOPHER T. DAHL
                                          --------------------------------------
                                          Christopher T. Dahl
                                          CHAIRMAN, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

Minneapolis, Minnesota
May 26, 1997

                      CHILDREN'S BROADCASTING CORPORATION
                             724 FIRST STREET NORTH
                             MINNEAPOLIS, MN 55401
                                 (612) 338-3300

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, having duly received the Notice of Annual Meeting and the Proxy Statement, dated May 26, 1997, hereby appoints James G. Gilbertson and Lance W. Riley as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of Children's Broadcasting Corporation held of record by the undersigned on May 19, 1997, at the 1997 Annual Meeting of Shareholders to be held on July 16, 1997, at 3:30 p.m. Minneapolis time, at the Lutheran Brotherhood, 625 Fourth Avenue South, Minneapolis, Minnesota and at any adjournments thereof.

1. To elect directors for the ensuing year and until their successors shall be elected and duly qualified.

/ / FOR all nominees listed below           / / WITHHOLD AUTHORITY
(except as marked to the contrary below)    to vote for all nominees listed below

   CHRISTOPHER T. DAHL, RICHARD W. PERKINS, RODNEY P. BURWELL, MARK A. COHN,
                               RUSSELL COWLES II

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------
2. To ratify and approve the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997.

         / / FOR                     / / AGAINST                     / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated                                             , 1997
      -------------------------------------------                -------------------------------------------------------

                                                                 -------------------------------------------------------

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.